UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 Or 15(d) of the

 Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 9, 2018

SALEM MEDIA GROUP, INC.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

New Employment Agreement with Christopher J. Henderson

On May 9, 2018, Salem Communications Holding Corporation (“HoldCo”), a wholly-owned subsidiary of Salem Media Group, Inc. (the “Company”), and Christopher J. Henderson entered into a new employment agreement pursuant to which Mr. Henderson will serve as the Company’s Executive Vice President - Legal and Human Resources, General Counsel and Board Secretary. The Compensation Committee (the “Committee”) of the Board of Directors of the Company also approved the terms of Mr. Henderson’s new agreement.

Mr. Henderson’s current employment agreement with HoldCo is an “at-will” agreement, but the compensation schedule applicable to Mr. Henderson will expire on June 30, 2018. Mr. Henderson’s new employment agreement is also an “at-will” agreement that will become effective as of July 1, 2018 and supersedes and replaces the employment agreement entered into by HoldCo and Mr. Henderson as of July 1, 2015.

The employment agreement provides that, for as long as he remains employed by HoldCo, Mr. Henderson will receive a base salary (“Base Salary”) as follows: (a) at an annual rate of $360,000 effective as of July 1, 2018, (b) at an annual rate of $370,000 effective as of July 1, 2019, and (c) at an annual rate of $380,000 effective as of July 1, 2020 and continuing through June 30, 2021.

In addition to his Base Salary, Mr. Henderson will also be eligible for an annual merit bonus in an amount to be determined at the discretion of the Company’s Board of Directors.

If Mr. Henderson’s employment is terminated without “Cause” (as defined in the employment agreement), HoldCo will pay Mr. Henderson as severance an amount equal to his then Base Salary for six (6) months, less standard withholdings for tax and social security purposes.

Mr. Henderson’s employment agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Salem Media Group, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders on May 9, 2018. The final results of the voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal # 1 – Election of Directors:

Each of the nine (9) nominees for directors was elected to serve a one (1) year term expiring at the Company’s 2019 Annual Meeting of Stockholders or until his successor is elected and qualified.

Name	Class A Votes For	Class B Votes For*	Total Votes For	Votes Against	Abstain	Broker Non-Votes
Mr. Stuart W. Epperson	14,909,623	55,536,960	70,446,583	1,080,232	10,306	3,402,832
Mr. Edward G. Atsinger III	15,097,256	55,536,960	70,634,216	892,397	10,508	3,402,832
Mr. Roland S. Hinz	14,448,597	N/A	14,448,597	1,537,148	14,416	3,402,832
Mr. Richard A. Riddle	14,948,397	N/A	14,948,397	1,037,450	14,314	3,402,832
Mr. Jonathan Venverloh	15,212,160	55,536,960	70,749,120	773,788	14,213	3,402,832
Mr. James Keet Lewis	15,104,611	55,536,960	70,641,571	880,735	14,815	3,402,832
Mr. Eric H. Halvorson	15,052,837	55,536,960	70,589,797	933,386	13,938	3,402,832
Mr. Edward C. Atsinger	14,938,117	55,536,960	70,475,077	1,051,540	10,504	3,402,832
Mr. Stuart W. Epperson Jr.	14,394,424	55,536,960	69,931,384	1,594,929	10,808	3,402,832

* Each share of Class B common stock is entitled to ten (10) votes per share. The numbers reflected in the table above represent the total voting power of the Class B shares (i.e. each share entitled to ten (10) votes).

Mr. Richard A. Riddle and Mr. Roland S. Hinz were nominated by the Board of Directors as ‘independent directors’ for whom the holders of Class A common stock are entitled to vote as a class, exclusive of the holders of Class B common stock.

Each of the other seven (7) nominees are to be elected by the holders of Class A and Class B common stock voting as a single class, with each share of Class A common stock entitled to one (1) vote per share and each share of Class B common stock entitled to ten (10) votes per share.

Proposal # 2 – Proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm:

The proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public account firm was approved.

For:	74,314,063*
Against:	605,583
Abstain:	20,307
Broker Non-Votes:	0

* Each share of Class B common stock is entitled to ten (10) votes per share. The numbers reflected in the “For” column of the table above represent the total voting power of the Class B shares (i.e. each share entitled to ten (10) votes). No Class B shares were voted against the proposal or abstained from the vote.

No other matters were submitted for stockholder action at the 2018 Annual Meeting of Stockholders.

ITEM 9.01(c)	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01(c)	Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Employment Agreement with Christopher J. Henderson effective as of July 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: May 15, 2018	By:	/s/ EVAN D. MASYR
Evan D. Masyr
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement with Christopher J. Henderson effective as of July 1, 2018.